UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2007
DEX MEDIA EAST LLC
(Exact name of registrant as specified in its charter)

Delaware	333-102395	42-1554575
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC		27513
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number,
including area code: (919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 24, 2007, Dex Media East LLC (the “Company”) entered into the Credit Agreement, dated as of October 24, 2007, by and among the Company, as borrower, Dex Media East, Inc. (“DMEI”), Dex Media, Inc. (“DMI”), JPMorgan Chase Bank, N.A., as administrative agent for the lenders party thereto (the “Agent”), and the several banks and other financial institutions or entities from time to time party thereto (the “Credit Agreement”). The Credit Agreement provides for (1)  $1.1 billion term loan credit facilities consisting of (a) a $700 million Tranche A Term Loan (the “Tranche A Term Loan”) and (b) a $400 million Tranche B Term Loan (the “Tranche B Term Loan” and, together with the Tranche A Term Loan, the “Term Loans”) and (2) a $100 million revolving credit facility (the “Revolver”). The Tranche A Term Loan may be borrowed in a single drawing on any date (the “Drawdown Date”) on or prior to December 4, 2007. The Tranche B Term Loan may be borrowed in two drawings: once on October 24, 2007 and a second on the Drawdown Date. The Tranche A Term Loan bears interest at a floating rate based upon, at the option of the Company, the base rate or a Eurodollar rate (each as described in the Credit Agreement) plus a margin of 0.75% (or 0.50% if the Company’s leverage is less than 2.0 to 1.0 (as described in the Credit Agreement)) in the case of base rate loans or 1.75% (or 1.50% if the Company’s leverage is less than 2.0 to 1.0 (as described in the Credit Agreement)) in the case of Eurodollar rate loans. The Tranche A Term Loan will begin to amortize on December 31, 2008 and shall thereafter be repayable in quarterly amounts totaling 10% in the first year thereafter, 15% in the second and third years thereafter, 20% in the fourth year thereafter and 40% in the fifth year thereafter, with the remainder being payable on October 24, 2013. The Tranche B Term Loan bears interest at a floating rate based upon, at the option of the Company, the base rate or a Eurodollar rate (each as described in the Credit Agreement) plus a margin of 1.00% in the case of base rate loans or 2.00% in the case of Eurodollar rate loans. The Tranche B Term Loan will begin to amortize on December 31, 2008 and shall thereafter be repayable in quarterly installments totaling 1% annually thereafter, with the remainder being payable on October 24, 2014.
     The proceeds of the Term Loans (a) were used to refinance the outstanding term loans under the Company’s prior Amended and Restated Credit Agreement, dated January 31, 2006, by and among DMI, DMEI, the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto, as amended, and (b) are available on a delayed draw basis under the Term Loans to fund the redemption of the Company’s outstanding 9.875% Senior Notes Due 2009 and the Company’s outstanding 12.125% Senior Subordinated Notes due 2012 and to pay related fees and expenses, with the remainder being used for general corporate purposes of the Company and its subsidiaries.
     Interest is due on the loans quarterly in arrears with respect to base rate loans and at the end of each interest period (or in the case of interest periods longer than three months, every three months) with respect to Eurodollar rate loans. The Company may prepay the loans under the Credit Agreement in its discretion without premium or penalty.
     The Credit Agreement also provides for an uncommitted incremental facility whereby the Company can borrow additional revolving or term loans in an aggregate amount not to exceed

$200 million under certain circumstances, subject to obtaining commitments for such incremental loans.
     The Credit Agreement contains customary representations and warranties. The Credit Agreement also contains affirmative and other covenants that, among other things, limit the Company’s, and in certain circumstances DMEI’s, ability to incur additional indebtedness, create liens, merge or consolidated with certain entities, make certain investments, advances, guarantees and acquisitions, transfer assets, engage in sale-leaseback transactions, enter into certain swaps, make dividends, distributions, repurchases and other restricted payments and engage in certain affiliate transactions. In addition, the Credit Agreement requires the Company to maintain a specified leverage ratio. The Credit Agreement also contains a parent covenant that restricts DMI’s ability to engage in certain businesses and activities, incur certain liabilities, incur indebtedness other than certain permitted indebtedness and create liens other than certain permitted liens. The Credit Agreement also contains certain customary events of default, including, but not limited to, the failure to make required payments, material breaches of representations or warranties, the failure to observe certain covenants or agreements, the failure to make required payments, failure to pay or acceleration of certain other indebtedness, bankruptcy, insolvency and a change of control.
     In connection with the Credit Agreement, on October 24, 2007, the Company entered into the Guarantee and Collateral Agreement, dated as of October 24, 2007 (the “Guarantee and Collateral Agreement”), by and among the Company, DMEI, the subsidiary guarantor party thereto and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”), pursuant to which DMEI and the subsidiary guarantor guarantee the obligations of the Company under the Credit Agreement and granted a security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) to the Collateral Agent as collateral for the loans.
     In connection with the Credit Agreement, on October 24, 2007, DMI entered into the Pledge Agreement, dated as of October 24, 2007 (the “Pledge Agreement”), by and between DMI and the Collateral Agent, pursuant to which DMI pledged the stock of DMEI to the Collateral Agent as collateral for the loans.
     The Credit Agreement, the Guarantee and Collateral Agreement and the Pledge Agreement are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. The foregoing descriptions of the Credit Agreement, the Guarantee and Collateral Agreement and the Pledge Agreement are qualified in their entirety by reference to the full text of such documents, which are incorporated herein by reference thereto.
     The Agent, the lenders from time to time party to the Credit Agreement and their respective affiliates have engaged in transactions with and performed commercial and investment banking, financial advisory and/or lending services for the Company and its affiliates from time to time for which they have received customary compensation, and may do so in the future.

     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement is incorporated herein by reference, to the extent applicable.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed with this report.

Exhibit No.	Exhibit Description

10.1	Credit Agreement, dated as of October 24, 2007, among Dex Media East LLC, as borrower, Dex Media East, Inc., Dex Media, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time party thereto.

10.2	Guarantee and Collateral Agreement, dated as of October 24, 2007, among Dex Media East LLC, Dex Media East, Inc., the subsidiary guarantor party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

10.3	Pledge Agreement, dated as of October 24, 2007, between Dex Media, Inc. and JPMorgan Chase Bank, N.A., as collateral agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA EAST LLC
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Corporate Secretary

Date: October 26, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Credit Agreement, dated as of October 24, 2007, among Dex Media East LLC, as borrower, Dex Media East, Inc., Dex Media, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time party thereto.

10.2	Guarantee and Collateral Agreement, dated as of October 24, 2007, among Dex Media East LLC, Dex Media East, Inc., the subsidiary guarantor party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

10.3	Pledge Agreement, dated as of October 24, 2007, between Dex Media, Inc. and JPMorgan Chase Bank, N.A., as collateral agent.